Exhibit 99.1

FOR IMMEDIATE RELEASE		Park Bancorp, Inc.	January 27, 2009
	Contact:	David A. Remijas President/CEO (630) 969-8900

Park Bancorp, Inc. Elects to Suspend the Quarterly Cash Dividend

Chicago, IL—Park Bancorp, Inc., (NASDAQ-PFED), the Board of Directors of Park Bancorp, Inc. announced today it elected to suspend payment of the quarterly cash dividend. The Board believed it appropriate to suspend payment of the quarterly cash dividend until the company returns to profitability and the current economic environment improves. The Board’s decision to suspend the quarterly cash dividend, which took into account various factors, was deemed prudent to maintain the company’s capital and manage the company through this difficult economic time.

Commenting on the Board of Directors decision, Chairman and CEO David A. Remijas stated, “The company continues to maintain a strong capital position and is classified as well capitalized above the regulatory thresholds”. We believe our capital position is sufficient to weather the economic downturn and provide the foundation for future growth and earnings.

Park Bancorp, Inc. is the parent of Park Federal Savings Bank, an independent bank that provides community banking services and currently operates 4 full service offices in the Chicago area.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, the possible short-term dilutive effect of potential acquisitions, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.